Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Net Element, Inc. for the year ended December 31, 2018, each of the undersigned hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s knowledge: (i) such Annual Report on Form 10-K of Net Element, Inc. for the year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in such Annual Report on Form 10-K of Net Element, Inc. for the year ended December 31, 2018 fairly presents, in all material respects, the financial condition and results of operations of Net Element, Inc.

April 1, 2019	By:	/s/ Oleg Firer
Date		Oleg Firer
Chief Executive Officer
(Principal Executive Officer)

April 1, 2019	By:	/s/ Jeffrey Ginsberg
Date		Jeffrey Ginsberg
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Net Element, Inc. and will be retained by Net Element, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.